UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2016

CATHAY GENERAL BANCORP
(Exact name of registrant as specified in its charter)

Delaware	001-31830	95-4274680
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 North Broadway, Los Angeles, California 90012
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (213) 625-4700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 16, 2016, Cathay General Bancorp (the “Company”) held its Annual Meeting of Stockholders at which the stockholders voted upon (i) the election of four Class II directors to serve until the 2019 annual meeting of stockholders and their successors have been elected and qualified, (ii) an advisory (non-binding) proposal to approve the Company’s executive compensation, and (iii) the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2016 fiscal year.

The stockholders elected all four Class II director nominees, approved the advisory (non-binding) proposal to approve the Company’s executive compensation, and ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2016 fiscal year. The number of votes cast for and against, as well as the number of abstentions and broker non-votes as to each such matter voted upon, as applicable, are set forth below.

Election of Four Class II Directors

Name	For	Against	Abstain	Broker Non-Votes
Kelly L. Chan	54,917,557	3,351,851	1,263,292	11,976,352
Dunson K. Cheng	58,201,027	1,310,696	20,977	11,976,352
Thomas C.T. Chiu	55,865,606	3,406,001	261,093	11,976,352
Joseph C.H. Poon	55,925,032	3,370,286	237,382	11,976,352

Advisory (Non-Binding) Proposal to Approve Our Executive Compensation

For	Against	Abstain	Broker Non-Votes
58,684,531	693,822	154,347	11,976,352

Proposal to Ratify the Appointment of KPMG LLP as Our Independent Registered Public Accounting Firm for the 2016 Fiscal Year

For	Against	Abstain	Broker Non-Votes
71,210,637	273,930	24,485	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 17, 2016
CATHAY GENERAL BANCORP

	By:	/s/ Heng W. Chen
Heng W. Chen
Executive Vice President and
Chief Financial Officer